Pangaea Logistics Solutions Ltd. Acquires Majority Stake in Nordic Bulk Holding Company to Further Strengthen Specialty Ice Niche

Newport, RI - September 28, 2020 - Pangaea Logistics Solutions Ltd. (“Pangaea”) announced today that it has acquired an additional one-third equity interest in its partially-owned consolidated subsidiary Nordic Bulk Holding Company Ltd. (“NBHC”) from one of NBHC’s current shareholders. The acquisition increases Pangaea’s equity interest in NBHC to 66.7%. NBHC owns six modern 1-A ice-class panamax bulk vessels which are time chartered to and operated by Pangaea’s wholly-owned subsidiary, Nordic Bulk Carriers, in its contractual ice and Arctic businesses and in spot markets. The purchase price of the equity interest was $22.5 million, with a $15 million cash payment upon closing and three annual payments of $2.5 million over the next three years.

“We are extremely pleased to be able to acquire an additional interest in these modern, high quality ships built at Oshima Shipyard in Japan,” said Ed Coll, Pangaea’s Chief Executive Officer. “Our ice and Arctic businesses were developed for these ships, which we know very well, having operated them from newbuilding delivery. Our additional ownership position in the six ships will provide additional premium earnings to our bottom line, and helps to cement our position as the leading worldwide operator of large ice class ships. We also look forward to our four newbuilding 1-A ice class post-panamax ships expected to be delivered in 2021. This will give us twelve modern and efficient ice-class ships ready to serve our customers’ transport and logistics needs in difficult locations, with an average fleet age of four years and a total cargo capacity of almost one million metric tons. All of our ships meet or exceed strict regulatory and environmental requirements, but our newest ships will transport more cargo with an even smaller footprint, and are built with Tier III engines to comply with the strictest air standards.”

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Tiya Gulanikar
Chief Financial Officer	Prosek Partners
401-846-7790	646-818-9288
Investors@pangaeals.com	tgulanikar@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.